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                                                                    EXHIBIT 10.8






                                          EXECUTIVE INCOME

                                          DEFERRAL PROGRAM









                                            AS EFFECTIVE
                                            APRIL 7, 1999








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                                       PBG
                        EXECUTIVE INCOME DEFERRAL PROGRAM

                                TABLE OF CONTENTS



ARTICLE I:  INTRODUCTION.......................................................1


ARTICLE II:  DEFINITIONS.......................................................2

         2.1   Account.........................................................2
         2.2   Base Compensation...............................................2
         2.3   Beneficiary.....................................................2
         2.4   Bonus Compensation..............................................3
         2.5   Code............................................................3
         2.6   Company.........................................................3
         2.7   Deferral Subaccount.............................................3
         2.8   Disability......................................................3
         2.9   Effective Date..................................................3
         2.10  Election Form...................................................3
         2.11  Employer........................................................3
         2.12  ERISA...........................................................3
         2.13  Executive.......................................................4
         2.14  Fair Market Value...............................................4
         2.15  Participant.....................................................4
         2.16  PBG.............................................................4
         2.17  Performance Unit Payout.........................................4
         2.18  Plan............................................................4
         2.19  Plan Administrator..............................................4
         2.20  Plan Year.......................................................5
         2.21  Prior Plan......................................................5
         2.22  Retirement......................................................5
         2.23  Risk of Forfeiture Subaccount...................................5
         2.24  Stock Option Gains..............................................5
         2.25  Termination of Employment.......................................5
         2.26  Valuation Date..................................................6

ARTICLE III:  PARTICIPATION....................................................7

         3.1  Eligibility to Participate.......................................7
         3.2  Deferral Election................................................8
         3.3  Time and Manner of Deferral Election.............................8
         3.4  Period of Deferral..............................................10

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ARTICLE IV:  INTERESTS OF PARTICIPANTS........................................11

         4.1  Accounting for Participants' Interests..........................11
         4.2  Vesting of a Participant's Account..............................13
         4.3  Risk of Forfeiture Subaccounts..................................14
         4.4  Distribution of a Participant's Account.........................15
         4.5  Acceleration of Payment in Certain Cases........................18

ARTICLE V:  PLAN ADMINISTRATOR................................................19

         5.1  Plan Administrator..............................................19
         5.2  Action..........................................................19
         5.3  Rights and Duties...............................................19
         5.4  Compensation, Indemnity and Liability...........................20
         5.5  Taxes...........................................................20

ARTICLE VI:  CLAIMS PROCEDURE.................................................21

         6.1  Claims for Benefits.............................................21
         6.2  Appeals.........................................................21

ARTICLE VII:  AMENDMENT AND TERMINATION.......................................22

         7.1  Amendments......................................................22
         7.2  Termination of Plan.............................................22

ARTICLE VIII:  MISCELLANEOUS..................................................23

         8.1  Limitation on Participant's Rights..............................23
         8.2  Unfunded Obligation of Individual Employer......................23
         8.3  Other Plans.....................................................23
         8.4  Receipt or Release..............................................23
         8.5  Governing Law...................................................24
         8.6  Adoption of Plan by Related Employers...........................24
         8.7  Gender, Tense, Headings and Examples............................24
         8.8  Successors and Assigns; Nonalienation of Benefits...............24
         8.9  Facility of Payment.............................................25
         8.10 Separate Plans..................................................25

APPENDIX

         ARTICLE A  INITIAL PUBLIC OFFERING OF PBG.............................2


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                                    ARTICLE I

                                  INTRODUCTION

         The Pepsi Bottling Group, Inc. (the "Company") established the PBG Executive Income Deferral Program (the "Plan") to permit eligible executives to defer base pay, certain cash awards made under its executive compensation programs, and certain gains on stock options. The Plan is a successor to the PepsiCo Executive Income Deferral Program.

         Except as otherwise provided, this document sets forth the terms of the Plan as in effect on the Effective Date. As of that date, it specifies the group of executives of the Company and certain affiliated employers eligible to make deferrals, the procedures for electing to defer compensation and the Plan's provisions for maintaining and paying out amounts that have been deferred. Additional provisions applicable to certain executives are set forth in the Appendix, which modifies and supplements the general provisions of the Plan.

         The Plan is unfunded and unsecured. Amounts deferred by an executive are an obligation of that executive's individual employer. With respect to his or her employer, the executive has the rights of a general creditor.




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                                   ARTICLE II

                                   DEFINITIONS

         When used in this Plan, the following underlined terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

         2.1 Account: The account maintained for a Participant on the books of his or her Employer to determine, from time to time, the Participant's interest under this Plan. The balance in such Account shall be determined by the Plan Administrator. Each Participant's Account shall consist of at least one Deferral Subaccount for each separate deferral under Section 3.2. In accordance with
Section 4.3, some or all of a separate deferral may be held in a Risk of Forfeiture Subaccount. The Plan Administrator may also establish such additional subaccounts as it deems necessary for the proper administration of the Plan. Where appropriate, a reference to a Participant's Account shall include a reference to each applicable subaccount that has been established thereunder.

         2.2 Base Compensation: An eligible Executive's adjusted base salary, as determined by the Plan Administrator and to the extent paid in U.S. dollars from an Employer's U.S. payroll. For any applicable payroll period, an eligible Executive's adjusted base salary shall be determined after reductions for applicable tax withholdings, Executive authorized deductions (including deductions for the PBG 401(k) Plan, Benefits Plus and charitable donations), tax levies, garnishments and such other amounts as the Plan Administrator recognizes as reducing the amount of base salary available for deferral.

         2.3 Beneficiary: The person or persons (including a trust or trusts) properly designated by a Participant, as determined by the Plan Administrator, to receive the amounts in one or more of the Participant's subaccounts in the event of the Participant's death. To be effective, any Beneficiary designation must be in writing, signed by the Participant, and filed with the Plan Administrator prior to the Participant's death, and it must meet such other standards (including any requirement for spousal consent) as the Plan Administrator shall require from time to time. If no designation is in effect at the time of a Participant's death or if all designated Beneficiaries have predeceased the Participant, then the Participant's Beneficiary shall be his or her estate. A Beneficiary designation of an individual by name (or name and relationship) remains in effect regardless of any change in the designated individual's relationship to the Participant. A Beneficiary designation solely by relationship (for example, a designation of "spouse," that does not give the name of the spouse) shall designate whoever is the person in that relationship to the Participant at his or her death. An individual who is otherwise a Beneficiary with respect to a Participant's Account ceases to be a Beneficiary when all payments have been made from the Account.

         2.4 Bonus Compensation: An eligible Executive's adjusted annual incentive award under his or her Employer's annual incentive plan or the PBG Executive Incentive

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Compensation Plan, as determined and adjusted by the Plan Administrator and to the extent paid in U.S. dollars from an Employer's U.S. payroll. An eligible Executive's annual incentive awards shall be adjusted to reduce them for applicable tax withholdings, Executive authorized deductions (including deductions for the PBG 401(k) Plan, Benefits Plus and charitable donations), tax levies, garnishments and such other amounts as the Plan Administrator recognizes as reducing the amount of such awards available for deferral.

         2.5 Code: The Internal Revenue Code of 1986, as amended from time to time.

         2.6 Company: The Pepsi Bottling Group, Inc., a corporation organized and existing under the laws of the State of Delaware, or its successor or successors.

         2.7 Deferral Subaccount: A subaccount of a Participant's Account maintained to reflect his or her interest in the Plan attributable to each deferral (or separately tracked portion of a deferral) of Base Compensation, Bonus Compensation, Performance Unit Payout and Stock Option Gains, respectively, and earnings or losses credited to such subaccount in accordance with Section 4.1(b).

         2.8 Disability: A Participant who is entitled to receive benefits under the PBG Long Term Disability Plan shall be deemed to suffer from a disability. Participants who are not eligible to participate in the PBG Long Term Disability Plan shall be deemed to suffer from a disability if, in the judgment of the Plan Administrator, they satisfy the standards for disability under the PBG Long Term Disability Plan.

         2.9 Effective Date: 12:00 A.M., Eastern Daylight Time, on the day after the Offering Date as that term is defined in the 1999 Separation Agreement between PepsiCo, Inc. and the Company.

         2.10 Election Form: The form prescribed by the Plan Administrator on which a Participant specifies the amount of his or her Base Compensation, Bonus Compensation, Performance Unit Payout or Stock Option Gains to be deferred pursuant to the provisions of Article III.

         2.11 Employer: Each division of the Company and each of the Company's subsidiaries and affiliates (if any) that is currently designated as an Employer by the Plan Administrator.

         2.12 ERISA: Public Law 93-406, the Executive Retirement Income Security Act of 1974, as amended from time to time.

         2.13 Executive: Any person in an executive classification of an Employer who (i) is receiving remuneration for personal services rendered in the employment of the Employer, and (ii) is paid in U.S. dollars from the Employer's U.S. payroll.

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         2.14 Fair Market Value: For purposes of converting a Participant's deferrals to PBG Common Stock or PepsiCo Capital Stock as of any date, the Fair Market Value of such stock is determined as the average of the high and low price on such date (or if such date is not a trading date, the immediately preceding date that is a trading date) for PBG or PepsiCo Stock (as applicable) as reported on the composite tape for securities listed on the New York Stock Exchange, Inc., rounded to four decimal places. For purposes of determining the value of a Plan distribution or for reallocating amounts between phantom investment options under the Plan, the Fair Market Value of PBG Common Stock or PepsiCo Capital Stock is determined as the closing price on the applicable Valuation Date (identified based on the Plan Administrator's current procedures) for PBG or PepsiCo stock (as applicable) as reported on the composite tape for securities listed on the New York Stock Exchange, Inc., rounded to four decimal places.

         2.15 Participant: Any Executive who is qualified to participate in this Plan in accordance with Section 3.1 and who has an Account. A Participant includes any individual who deferred compensation under the Prior Plan prior to the Effective Date and for whom any Employer maintains on its books an Account for such deferred compensation as of the Effective Date. An active Participant is one who is currently deferring under Section 3.2.

         2.16  PBG:  The Pepsi Bottling Group, Inc.

         2.17 Performance Unit Payout: The adjusted performance unit award payable to an Executive under the Company's Long Term Incentive Plan during a Plan Year, to the extent paid in U.S. dollars from an Employer's U.S. payroll. An eligible Executive's performance unit award shall be adjusted to reduce it for applicable tax withholdings, Executive authorized deductions, tax levies, garnishments and such other amounts as the Plan Administrator recognizes as reducing the amount of such awards available for deferral.

         2.18 Plan: The PBG Executive Income Deferral Program, the plan set forth herein, as it may be amended from time to time.

         2.19 Plan Administrator: The Compensation and Management Development Committee of the Board of Directors of the Company or its delegate or delegates, which shall have the authority to administer the Plan as provided in Article V.

         2.20 Plan Year: Except with respect to the first Plan Year, which begins on the Effective Date and ends on December 31, 1999, the 12-consecutive month period beginning on January 1 and ending on December 31.

         2.21 Prior Plan: The PepsiCo Executive Income Deferral Program, as in effect for periods before the Effective Date.

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         2.22 Retirement: Termination of service with the Company and its affiliates after attaining eligibility for retirement. A Participant attains eligibility for retirement when he or she attains (i) at least age 55 with 10 or more years of service, (ii) at least age 65 with 5 or more years of service, or
(iii) such other eligibility requirement for retirement under the PBG Salaried Executives Retirement Plan as may apply to the Participant (whichever occurs earliest) while in the employment of the Company or any of its affiliates that are determined by the Plan Administrator to qualify for this purpose. A Participant's service is determined under the terms of the PBG Salaried Executives Retirement Plan.

         2.23 Risk of Forfeiture Subaccount: The subaccount provided for by
Section 4.3 to contain the portion of each separate deferral that is subject to forfeiture.

         2.24 Stock Option Gains: The gains on an eligible Executive's 1990 PepsiCo Performance Share Stock Options and PBG Long Term Incentive Plan Stock Options that are available for deferral under the Plan pursuant to Section 3.3(c). With respect to any options that are made subject to a Stock Option Gain deferral election, the gains on such options shall be determined through a sale of related shares by the issuer of the underlying shares net of: (i) the exercise price of the options, (ii) any transaction costs incurred when such gains are captured through the sale of related shares, and (iii) any related taxes that the issuer determines will not otherwise be satisfied by the Participant. For purposes of such sales, the issuer may aggregate shares related to the options of different Participants, sell them over one or more days and divide the net proceeds from such aggregate sales between the Participants in a reasonable manner. The issuer shall have absolute discretion with respect to the timing and aggregation of such sales.

         2.25 Termination of Employment: A Participant's cessation of employment with the Company, all Employers and all other Company subsidiaries and affiliates (as defined for this purpose by the Plan Administrator). For purposes of determining forfeitures under Section 4.3 and distributing a Participant's Account under Section 4.4, the following shall apply:

                           (a) A Participant does not have a Termination of Employment when the business unit or division of the Company that employs him is sold if the Participant and substantially all employees of that entity continue to be employed by the entity or its successor after the sale. A Participant also does not have a Termination of Employment when the subsidiary of the Company that employs him is sold if: (i) the Participant continues to be employed by the entity or its successor after the sale, and (ii) the Participant's interest in the Plan continues to be carried as a liability by that entity or its successor after the sale through a successor arrangement. In each case, the Participant's Termination of Employment shall occur upon the Participant's post-sale termination of employment from such entity or its successor (and their related organizations, as determined by the Plan Administrator).

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                           (b) With respect to any individual deferral, the term
         "Termination of Employment" may encompass a Participant's death or death may be considered a separate event, depending upon the convention the Plan Administrator follows with respect to such deferral.

         2.26 Valuation Date: Each date as of which Participant Accounts are valued in accordance with procedures of the Plan Administrator that are currently in effect. As of the Effective Date, the Valuation Dates are March 31, June 30, September 30 and December 31. Values are determined as of the close of a Valuation Date or, if such date is not a business day, as of the close of the immediately preceding business day.



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                                   ARTICLE III

                                  PARTICIPATION

         3.1 Eligibility to Participate.

                           (a) An Executive shall be eligible to defer compensation under the Plan while employed by an Employer as an Executive classified (or grandfathered) as Band II or above (or an equivalent level for employees not under the band system). Notwithstanding the preceding sentence, from time to time the Plan Administrator may modify, limit or expand the class of Executives eligible to defer hereunder, pursuant to criteria for eligibility that need not be uniform among all or any group of Executives. During the period an individual satisfies all of the eligibility requirements of this section, he or she shall be referred to as an eligible Executive.

                           (b) Each eligible Executive becomes an active Participant on the date an amount is first withheld from his or her compensation pursuant to an Election Form submitted by the Executive to the Plan Administrator under Section 3.3.

                           (c) An individual's eligibility to participate actively by making deferrals under Section 3.2 shall cease upon the election termination date (as defined below) occurring after the earlier of:

                                    (1) The date he or she ceases to be an
                  Executive who is described in the first sentence of subsection
                  (a) above (unless a less restrictive eligibility standard has been adopted in accordance with the second sentence of subsection (a), in which case only Paragraph (2) below shall apply); or

                                    (2) The date the Executive ceases to be
                  eligible under criteria described in the second sentence of subsection (a) above.

         For purposes of this subsection, an individual's election termination date shall be a date as soon as administratively practicable following the cessation of eligibility (or such other date as may be determined in accordance with rules of the Plan Administrator).

                           (d) An individual, who has been an active Participant under the Plan, ceases to be a Participant on the date his or her Account is fully paid out.

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         3.2  Deferral Election.

                           (a) Each eligible Executive may make an election to defer under the Plan any whole percentage (up to 100%) of his or her Base Compensation, Bonus Compensation and Performance Unit Payout (and the Stock Option Gains on specified options) in the manner described in
         Section 3.3. The Plan Administrator may also permit the Participant to specify a dollar amount cap on his or her deferral in the case of Bonus Compensation. Any percentage of Base Compensation deferred by an eligible Executive for a Plan Year will be deducted each pay period during the Plan Year for which he or she has Base Compensation and is an eligible Executive. The percentage of Bonus Compensation or Performance Unit Payout deferred by an eligible Executive for a Plan Year will be deducted from his or her payment under the applicable compensation program at the time it would otherwise be made, provided he or she remains an eligible Executive at such time. Any Stock Option Gains deferred by an eligible Executive shall be captured as of the date or dates applicable for the category of underlying options under procedures adopted by the Plan Administrator, provided that the Plan Administrator determines the eligible Executive's rights in such options may still be recognized at such time.

                           (b) To be effective, an eligible Executive's Election Form must set forth the percentage of Base Compensation, Bonus Compensation or Performance Unit Payout to be deferred (or for a deferral of Stock Option Gains, the specific options on which any gains are to be deferred), the investment choice under Section 4.1 (which investment must be stated in multiples of 5 percent), the deferral period under Section 3.4, the eligible Executive's Beneficiary designation, and any other information that may be requested by the Plan Administrator from time to time. In addition, the Election Form must meet the requirements of Section 3.3 below.

         3.3  Time and Manner of Deferral Election.

                           (a) Deferrals of Base Compensation. Subject to the next sentence, an eligible Executive must make a deferral election for a Plan Year with respect to Base Compensation at least two months prior to the Plan Year in which the Base Compensation would otherwise be paid. An individual who newly becomes an eligible Executive will have 30 days from the date the individual becomes an eligible Executive to make an election with respect to compensation for payroll cycles that begin after the election is received (if this 30-day period is a longer election period than applies under the preceding sentence).

                           (b) Deferrals of Bonuses and Performance Unit Payouts. Subject to the next two sentences, an eligible Executive must make a deferral election for a Plan Year with respect to his or her Bonus Compensation or

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         Performance Unit Payout at least six months prior to the Plan Year in which the Bonus Compensation or Performance Unit Payout would otherwise be paid. The election deadline for such compensation payable in 2000 shall be July 15, 1999. An individual who newly becomes an eligible Executive may make a deferral election with respect to his or her Bonus Compensation or Performance Unit Payout to be paid during the succeeding Plan Year later than the date applicable under the previous sentence so long as the deferral election is made: (i) within 30 days of the date the individual becomes an eligible Executive, and (ii) sufficiently prior to the first day of such succeeding Plan Year to ensure, in the discretionary judgment of the Plan Administrator, that the amount to be deferred will not have been constructively received (under all the facts and circumstances).

                           (c) Deferrals of Stock Option Gains. From time to time, the Plan Administrator shall notify eligible Executives with outstanding 1990 PepsiCo Performance Share Stock Options or PBG Long Term Incentive Plan Options which options then qualify for deferral of their related Stock Option Gains. Subject to the next sentence, an eligible Executive who has qualifying options must make a deferral election with respect to his or her related Stock Option Gains at least 6 months before such qualifying options' proposed capture date (as defined below) or, if earlier, in the calendar year preceding the year of the proposed capture date. In the case of an election with respect to 1990 PepsiCo Performance Share Stock Options, the election deadline shall be July 15, 1999. The "proposed capture date" for a set of options shall be the earliest date that the issuer of the underlying stock would capture a Participant's Stock Option Gains in accordance with the deferral agreement prepared for such purpose by the Plan Administrator.

                           (d) General Provisions. A separate deferral election under (a), (b) or (c) above must be made by an eligible Executive for each category of a Plan Year's compensation that is eligible for deferral. If an eligible Executive fails to file a properly completed and executed Election Form with the Plan Administrator by the prescribed time, he or she will be deemed to have elected not to defer any Base Compensation, Bonus Compensation, Performance Unit Payout or Stock Option Gains, as the case may be, for the applicable Plan Year. An election is irrevocable once received and determined by the Plan Administrator to be properly completed. Increases or decreases in the amount or percentage a Participant elects to defer shall not be permitted during a Plan Year. Notwithstanding the preceding three sentences, to the extent necessary because of extraordinary circumstances, the Plan Administrator may grant an extension of any election period and may permit (to the extent necessary to avoid undue hardship to an eligible Executive) the complete revocation of an election with respect to future deferrals. Any such extension or revocation shall be available only if the Plan Administrator determines that it shall not trigger constructive receipt of income and is desirable for plan administration, and only upon such conditions as may be required by the Plan Administrator.

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                           (e) Beneficiaries. A Participant designates on the
         Election Form a Beneficiary to receive payment in the event of his or her death of amounts credited to his or her subaccount for such deferral. A Beneficiary is paid in accordance with the terms of a Participant's Election Form, as interpreted by the Plan Administrator in accordance with the terms of this Plan. At any time, a Participant may change a Beneficiary designation for any or all subaccounts in a writing that is signed by the Participant and filed with the Plan Administrator prior to the Participant's death, and that meets such other standards as the Plan Administrator shall require from time to time.

                  3.4 Period of Deferral. An eligible Executive making a deferral election shall specify a deferral period on his or her Election Form by designating a specific payout date, one or more specific payout events or both a date and one or more specific events from the choices that are made available to the eligible Executive by the Plan Administrator. From time to time in its discretion, the Plan Administrator may condition a Participant's right to designate one or more specific payout events on the Participant's also specifying a payout date. Subject to the next sentence, an eligible Executive's elected period of deferral shall run until the earliest occurring date or event specified on his or her Election Form. Notwithstanding an eligible Executive's actual election, an eligible Executive shall be deemed to have elected a period of deferral of not less than:

                           (a) For Base Compensation, at least until January 1 of the second Plan Year following the Plan Year during which the Base Compensation would have been paid absent the deferral (until 6 months after the Plan Year during which the Base Compensation would have been paid for deferral elections made before the Effective Date);

                           (b) For Bonus Compensation, at least 2 years after the date the Bonus Compensation would have been paid absent the deferral (1 year for deferral elections made before the Effective
         Date);

                           (c) For Performance Unit Payouts, at least 2 years after the date the Performance Unit Payout would have been paid absent the deferral (1 year for deferral elections made before the Effective
         Date); and

                           (d) For Stock Option Gains, at least 2 years after the date the Stock Option Gain is credited to a Deferral Subaccount for the benefit of the Participant (1 year for deferral elections made before the Effective Date).






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                                   ARTICLE IV

                            INTERESTS OF PARTICIPANTS

         4.1 Accounting for Participants' Interests.

                           (a) Deferral Subaccounts. Each Participant shall have at least one separate Deferral Subaccount for each separate deferral of Base Compensation, Bonus Compensation, Performance Unit Payout or Stock Option Gains made by the Participant under this Plan. A Participant's deferral shall be credited to his or her Account as soon as practicable following the date when the deferral of compensation actually occurs, as determined by the Plan Administrator. A Participant's Account is a bookkeeping device to track the value of his or her deferrals (and his or her Employer's liability therefor). No assets shall be reserved or segregated in connection with any Account, and no Account shall be insured or otherwise secured.

                           (b) Account Earnings or Losses. As of each Valuation Date, a Participant's Account shall be credited with earnings and gains (and shall be debited for expenses and losses) determined as if the amounts credited to his or her Account had actually been invested as directed by the Participant in accordance with this section (as modified by Section 4.3, if applicable). The Plan provides only for "phantom investments," and therefore such earnings, gains, expenses and losses are hypothetical and not actual. However, they shall be applied to measure the value of a Participant's Account and the amount of his or her Employer's liability to make deferred payments to or on behalf of the Participant.

                           (c) Investment Options. Each of a Participant's Subaccounts (other than those containing Stock Option Gains) shall be invested on a phantom basis in any combination of phantom investment options specified by the Participant (or following the Participant's death, by his or her Beneficiary) from those offered by the Plan Administrator for this purpose from time to time. Subsection (e) below governs the phantom investment options available for deferrals of Stock Option Gains. The Plan Administrator may discontinue any phantom investment option with respect to some or all Accounts, and it may provide for shifting a Participant's phantom investment from the discontinued option to a specified replacement option (unless the Participant selects another replacement option in accordance with such requirements as the Plan Administrator may apply). As of the Effective Date, the phantom investment options are:

                                    (1) Phantom Interest Bearing Cash Account.
                  Participant Accounts invested in this phantom option accrue a return based upon the prime rate of interest announced from time to time by Citibank, N.A. (or another bank designated by the Plan Administrator from time to time). Returns accrue

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                  during the period since the last Valuation Date based on the prime rate in effect on the first business day after such Valuation Date and are compounded annually. An amount deferred or transferred into this option is credited with the applicable rate of return beginning with the date as of which the amount is treated as invested in this option by the Plan Administrator.

                                    (2) Phantom PBG Stock Account. Participant
                  Accounts invested in this phantom option are adjusted to reflect an investment in PBG Common Stock. An amount deferred or transferred into this option is converted to phantom shares of PBG Common Stock of equivalent value by dividing such amount by the Fair Market Value of a share of PBG Common Stock on the date as of which the amount is treated as invested in this option by the Plan Administrator. Only whole shares are determined. Any remaining amount (and all amounts that would be received by the Account as dividends, if dividends were paid on phantom shares of PBG Common Stock as they are on actual shares) are credited to a dividend subaccount that is invested in the phantom option in paragraph (1) above (the Phantom Interest Bearing Account).

                                            (i) A Participant's interest in the
                           Phantom PBG Stock Account is valued as of a Valuation Date by multiplying the number of phantom shares credited to his or her Account on such date by the Fair Market Value of a share of PBG Common Stock on such date, and then adding the value of the Participant's dividend subaccount.

                                            (ii) If shares of PBG Common Stock
                           change by reason of any stock split, stock dividend, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other any other corporate change treated as subject to this provision by the Plan Administrator, such equitable adjustment shall be made in the number and kind of phantom shares credited to an Account or subaccount as the Plan Administrator may determine to be necessary or appropriate.

                  In no event will shares of PBG Common Stock actually be purchased or held under this Plan, and no Participant shall have any rights as a shareholder of PBG Common Stock on account of an interest in this phantom option.

                                    (3) PBG 401(k) Accounts. From time to time,
                  the Plan Administrator shall designate which (if any) of the investment options under the Company's Long Term Savings Plan (401(k) Plan) shall be available as phantom investment options under this Plan. As of the Effective Date, such available phantom options are the Equity-Index Account, Equity-Income Account, and the Security Plus Account. Participant Accounts invested in these phantom options are adjusted to reflect an investment in the corresponding investment options under the PBG 401(k) Plan. An amount deferred or transferred into one of these options is converted to phantom units in the applicable PBG 401(k) fund of equivalent value by dividing such amount by the value of a unit in such fund on the date as of which the amount is treated as invested in this option by the Plan Administrator. Thereafter, a Participant's interest in each such phantom option is valued as of a Valuation Date by multiplying the number of phantom units credited to his or her Account on such date by the value of a unit in the applicable PBG 401(k) fund.

                                    (4) Other Accounts: Any other phantom
                  investment accounts shall be administered under procedures implemented from time to time by the Plan Administrator.

                           (d) Method of Allocation. With respect to any deferral election by a Participant, the Participant must use his or her Election Form to allocate the deferral in 5 percent increments among the phantom investment options then offered by the Plan Administrator. Thereafter, a Participant may reallocate previously deferred amounts in a subaccount by properly completing and submitting a fund transfer form provided by the Plan Administrator and specifying, in 5 percent increments, the reallocation of his or her Subaccount among the phantom investment options then offered by the Plan Administrator for this purpose. Any such transfer form shall be effective as of the first Valuation Date that follows its receipt by at least the number of days that the Plan Administrator specifies for this purpose from time to time. If more than one transfer form is received on a timely basis for a subaccount, the transfer form that the Plan Administrator determines to be the most recent shall be followed.

                           (e) Investment Choices for Stock Option Gains. Deferrals of Stock Option gains initially may be invested only in the Phantom PBG Stock Account. In the case of a Participant who has attained his or her Retirement, the Plan Administrator may make available some or all of the other phantom investment options described in subsection (c) above. In this case, any election to reallocate the balance in the Participant's applicable Deferral Subaccount shall be governed by the foregoing provisions of this section.

         4.2 Vesting of a Participant's Account. Except as provided in Section 4.3, a Participant's interest in the value of his or her Account shall at all times be 100 percent vested, which means that it will not forfeit as a result of his or her Termination of Employment.

                  4.3 Risk of Forfeiture Subaccounts. A Participant may elect to defer Base Compensation, Bonus Compensation or Performance Unit Payouts to a Risk of Forfeiture

Subaccount only if: (i) he or she had, as of June 1, 1994, a deferred compensation subaccount under the Prior Plan maintained under a forfeiture agreement (as defined below), and (ii) he or she has not yet attained eligibility for Retirement when the first amount would be deferred pursuant to his or her current risk-of-forfeiture election. A "forfeiture agreement" is an agreement with the Company, any Employer, or one of their predecessors providing that the subaccount would be forfeited if the employee terminated employment voluntarily or on account of misconduct prior to Retirement. A Participant who meets these requirements may elect under Article III to defer some or all of his or her eligible compensation to a Risk of Forfeiture Subaccount subject to the following terms. (The date when a Participant attains eligibility for Retirement is specified in the definition of "Retirement.")

                           (a) A Risk of Forfeiture Subaccount will be terminated and forfeited in the event that the Participant has a Termination of Employment that is voluntary or because of his or her misconduct prior to the earliest of:

                                    (1) The end of the deferral period
                  designated in his or her Election Form for such deferral (or if later, the end of such minimum period as may be required under Section 3.4);

                                    (2) The date the Participant attains
                  eligibility for Retirement; or

                                    (3) The date indicated on his or her
                  Election Form as the end of the risk of forfeiture condition (but not before completing the minimum risk of forfeiture period required by the Plan Administrator from time to time).

                           (b) A Risk of Forfeiture Subaccount shall become fully vested (and shall cease to be a Risk of Forfeiture Subaccount) when:

                                    (1) The Participant reaches any of the dates
                  in subsection (a) above while still employed by the Company or one of its affiliates (as defined by the Plan Administrator for this purpose), or

                                    (2) On the date the Participant terminates
                  involuntarily from his or her Employer (including death and termination for Disability), provided that such termination is not for his or her misconduct.

                           (c) No amounts credited to a Risk of Forfeiture Subaccount may be transferred to a subaccount of the Participant that is not a Risk of Forfeiture Subaccount. No amounts credited to a subaccount of the Participant that is not a Risk of Forfeiture Subaccount may be transferred to a Risk of Forfeiture Subaccount.

                           (d) A Participant may initially direct and then reallocate his or her Risk of Forfeiture Subaccount to any of the phantom investment options under the Plan that are currently available for such direction or reallocation, whichever applies. During the period before a Risk of Forfeiture Subaccount ceases to be a Risk of Forfeiture Subaccount, the return under any such phantom investment option shall be supplemented as follows.

                                    (1) In the case of the Phantom PBG Stock
                  Account, the Participant's dividend subaccount thereunder shall be credited with an additional year-end dividend amount equal to 2 percent of the average closing price of PBG Common Stock for the 30 business days preceding the end of the Company's fiscal year multiplied by the number of phantom shares of PBG Common Stock credited to the Participant's Account as of the end of the year. If the Participant's subaccount was not a Risk of Forfeiture Subaccount for the entire year (or if the Participant reallocated amounts to the Phantom PBG Stock Account after the beginning of the year), this 2 percent additional dividend will be prorated down appropriately, as determined by the Plan Administrator. In addition, the Participant's dividend subaccount shall earn interest at a rate that is 2 percent above the rate ordinarily applicable under the Phantom Interest Bearing Account for the period that it is contained within a Risk of Forfeiture Subaccount.

                                    (2) In the case of any other available
                  phantom investment option, the return on each such option shall be supplemented with an additional 2% annual return for the period that it is held within a Risk of Forfeiture Subaccount (but prorated for periods of such investment of less than a year).

         4.4 Distribution of a Participant's Account. A Participant's Account shall be distributed as provided in this Section 4.4. The portion of any subaccount that is invested in the Phantom PBG Stock Account may be distributed, at the option of the Plan Administrator, either in the form of cash or in whole shares of PBG Common Stock (with cash for any partial share and the value of the dividend account). The Plan Administrator may also adopt a rule that eliminates the option to pay out cash under the prior sentence (except for any partial share and the value of the dividend account). All other subaccount balances shall be distributed in cash.

                           (a) Scheduled Payout Date. With respect to a specific deferral, a Participant's "Scheduled Payout Date" shall be the earlier of:

                                    (1) The date selected by the Participant for
                  such deferral in accordance with Section 3.4, or

                                    (2) The first day of the calendar quarter
                  that follows the earliest to occur event selected by the Participant for such deferral in accordance with Section 3.4.

         Notwithstanding the prior sentence, in the case of a deferral of Stock Option Gains (and at the Plan Administrator's discretion, any other deferral), a Participant's Scheduled Payout Date for such deferral shall be first day of the calendar quarter following his or her Termination of Employment other than for death, Disability or Retirement (or if later, the first day of the calendar quarter on or after completing: (i) for deferrals of stock option gains, 1 year following when the gain is credited to a Deferral Subaccount, and (ii) for other deferrals, the minimum periods of deferral specified in
         Section 3.4(a), (b) and (c)). The discretion authorized in the preceding sentence shall be exercised consistently by Participant class (as identified by the Plan Administrator from time to time), rather than Participant-by-Participant. In addition, with respect to any deferral, if a Participant selects only a payout event that might not occur (such as Retirement) and then terminates employment before the occurrence of the event, the Plan Administrator may adopt rules to specify the Scheduled Payout Date that shall apply to the deferral, notwithstanding the terms of the Participant's election. Unless an election has been made in accordance with subsection (b) below, the Participant's subaccount containing the deferral shall be distributed to the Participant in a single lump sum as soon as practicable following the Scheduled Payout Date.

                           (b) Payment Election. A Participant may delay receipt of a subaccount beyond its Scheduled Payout Date, or elect to receive installments rather than a lump sum, by making a payment election under this subsection. A payment election must be made by the calendar year before the year containing the Scheduled Payout Date (or if earlier, at least 6 months before the Scheduled Payout Date). This deadline applies without regard to whether the Participant has received any notice of the deadline or the availability of a payment election. Any payment election to receive a lump sum at a later time must specify a revised payout date that is at least 2 years after the Scheduled Payout Date. Any payment election to receive installment payments in lieu of a lump sum shall specify the amount (or method for determining) each installment and a set of revised payout dates, the last of which must be at least 2 years after the Scheduled Payout Date. With respect to any subaccount, only one election may be made under this subsection. Beneficiaries are not permitted to make elections under this subsection. In addition, an election under this subsection may not delay the distribution of a deferral of Stock Option Gains made by a Participant whose employment has terminated other than for death, Disability or Retirement. Actual payments shall be made as soon as practicable following a revised payout date.

                           (c) Valuation. In determining the amount of any individual distribution pursuant to subsection (a) or (b) above, the Participant's subaccount shall continue to be credited with earnings and gains (and debited for expenses and losses) under Sections 4.1 and 4.3 until the Valuation Date preceding the Scheduled Payout Date or revised payout date for such distribution (whichever is applicable). In determining the value of a Participant's remaining subaccount following an installment distribution, such installment distribution shall reduce the value of the Participant's subaccount as of the close of the Valuation Date preceding the revised payout date for such installment.

                           (d) Limitations. The following limitations apply to distributions from the Plan.

                                    (1) Installments may only be made quarterly,
                  semi-annually or annually, for a period of no more than 20 years, and not later than the Participant's 80th birthday (or what would have been his or her 80th birthday, if the Participant dies earlier).

                                    (2) If a Participant has elected a Scheduled
                  Payout Date that would be after his or her 80th birthday, the Participant shall be deemed to have elected his or her 80th birthday as his or her Scheduled Payout Date.

                                    (3) If a Participant has elected to defer
                  income, which would qualify as performance-based compensation under Code section 162(m), into a Risk of Forfeiture Subaccount, then such subaccount may not be paid out at any time while the Participant is a covered employee under Code section 162(m)(3), to the extent the Plan Administrator determines it would result in compensation being paid to the Participant in such year that would not be deductible under Code section 162(m). The payout of any such amount shall be deferred until a year when the Participant is no longer a section 162(m) covered employee. The Plan Administrator may waive the foregoing provisions of this paragraph to the extent necessary to avoid an undue hardship to the Participant. This paragraph shall apply notwithstanding any provision of the Plan to the contrary.

                           (e) Upon a Participant's death, his or her Beneficiary shall be paid each subaccount still standing to the Participant's credit under the Plan in accordance with the terms of the Participant's payout election for such subaccount under Section 3.4, or his or her payment election under subsection (b) above, whichever is applicable. Any claim to be paid any amounts standing to the Credit of a Participant in connection with the Participant's death must be received by the Plan Administrator at least 14 days before any such amount is paid out by the Plan Administrator. Any claim received thereafter is untimely, and it shall not lie against the Plan, the Company, any Employer, the Plan Administrator or any other party acting for one or more of them.

         4.5 Acceleration of Payment in Certain Cases. Except as expressly provided in this Section 4.5, no payments shall be made under this Plan prior to the date (or dates) applicable under Section 4.4.

                           (a) A Participant who is suffering severe financial hardship resulting from extraordinary and unforeseeable events beyond the control of the Participant (and who does not have other funds reasonably available that could satisfy the severe financial hardship) may file a written request with the Plan Administrator for accelerated payment of all or a portion of the amount credited to his or her Account. A committee composed of representatives from the Company's Compensation Department, Tax Department and Law Department, or such other parties as the Plan Administrator may specify from time to time, shall have sole discretion to determine whether a Participant satisfies the requirements for a hardship request and the amount that may be distributed (which shall not exceed the amount reasonably necessary to alleviate the Participant's hardship).

                           (b) After a Participant has filed a written request pursuant to this section, along with all supporting material, the committee shall grant or deny the request within 60 days (or such other number of days as is customarily applied from time to time) unless special circumstances warrant additional time.

                           (c) The Plan Administrator may adjust the standards for hardship withdrawals from time to time to the extent it determines such adjustment to be necessary to avoid triggering constructive receipt of income under the Plan.

                           (d) A Beneficiary may also request a hardship distribution upon satisfaction of the foregoing requirements and subject to the foregoing limitations.

                           (e) When determined to be necessary in the interest of sound plan administration, the Plan Administrator may accelerate the payment of a class of Participants' subaccounts hereunder. This shall only occur to the extent the Plan Administrator determines that such acceleration will not trigger constructive receipt of subaccounts that are not paid out.

                           (f) When some or all of a Participant's subaccount is distributed pursuant to this section, the distribution and the subaccount shall be valued as provided by the Plan Administrator, using rules patterned after those in Section 4.4(c) above, on the Valuation Date coincident with or immediately preceding the date on which the decision to make accelerated payment is made (or if later, the date on which it is deemed to be effective).

                                    ARTICLE V

                               PLAN ADMINISTRATOR

         5.1 Plan Administrator. The Plan Administrator is the Compensation and Management Development Committee of the Company's Board of Directors (the "Committee") or its delegate or delegates, who shall act within the scope of their delegation pursuant to such operating guidelines as the Committee shall establish from time to time. The Plan Administrator is responsible for the administration of the Plan.

         5.2 Action. Action by the Committee may be taken in accordance with procedures that the Committee adopts from time to time or that the Company's Law Department determines are legally permissible.

         5.3 Rights and Duties. The Plan Administrator shall administer and manage the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

                           (a) To exercise its discretionary authority to construe, interpret, and administer this Plan;

                           (b) To exercise its discretionary authority to make all decisions regarding eligibility, participation and deferrals, to make allocations and determinations required by this Plan, and to maintain records regarding Participants' Accounts;

                           (c) To compute and certify to the Employer the amount and kinds of payments to Participants or their Beneficiaries, and to determine the time and manner in which such payments are to be paid;

                           (d) To authorize all disbursements by the Employer pursuant to this Plan;

                           (e) To maintain (or cause to be maintained) all the necessary records for administration of this Plan;

                           (f) To make and publish such rules for the regulation of this Plan as are not inconsistent with the terms hereof;

                           (g) To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder;

                           (h) To establish or to change the phantom investment options or arrangements under Article IV; and

                           (i) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

The Plan Administrator has the exclusive and discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits, to determine the amount and manner of payment of such benefits and to make any determinations that are contemplated by (or permissible under) the terms of this Plan, and its decisions on such matters will be final and conclusive on all parties. Any such decision or determination shall be made in the absolute and unrestricted discretion of the Plan Administrator, even if (A) such discretion is not expressly granted by the Plan provisions in question, or (B) a determination is not expressly called for by the Plan provisions in question, and even though other Plan provisions expressly grant discretion or call for a determination. In the event of a review by a court, arbitrator or any other tribunal, any exercise of the Plan Administrator's discretionary authority shall not be disturbed unless it is clearly shown to be arbitrary and capricious.

                  5.4 Compensation, Indemnity and Liability. The Plan Administrator will serve without bond and without compensation for services hereunder. All expenses of the Plan and the Plan Administrator will be paid by the Employer. To the extent deemed appropriate by the Plan Administrator, any such expense may be charged against specific Participant Accounts, thereby reducing the obligation of the Employer. No member of the Committee, and no individual acting as the delegate of the Committee, shall be liable for any act or omission of any other member or individual, nor for any act or omission on his or her own part, excepting his or her own willful misconduct. The Employer will indemnify and hold harmless each member of the Committee and any employee of PBG (or a PBG affiliate, if recognized as an affiliate for this purpose by the Plan Administrator) acting as the delegate of the Committee against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his or her membership on the Committee (or his or her serving as the delegate of the Committee), excepting only expenses and liabilities arising out of his or her own willful misconduct.

                  5.5 Taxes. If the whole or any part of any Participant's Account becomes liable for the payment of any estate, inheritance, income, or other tax which the Employer may be required to pay or withhold, the Employer will have the full power and authority to withhold and pay such tax out of any moneys or other property in its hand for the account of the Participant. To the extent practicable, the Employer will provide the Participant notice of such withholding. Prior to making any payment, the Employer may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

                                   ARTICLE VI

                                CLAIMS PROCEDURE

                  6.1 Claims for Benefits. If a Participant, Beneficiary or other person (hereafter, "Claimant") does not receive timely payment of any benefits which he or she believes are due and payable under the Plan, he or she may make a claim for benefits to the Plan Administrator. The claim for benefits must be in writing and addressed to the Plan Administrator or to the Company. If the claim for benefits is denied, the Plan Administrator will notify the Claimant in writing within 90 days after the Plan Administrator initially received the benefit claim. However, if special circumstances require an extension of time for processing the claim, the Plan Administrator will furnish notice of the extension to the Claimant prior to the termination of the initial 90-day period and such extension may not exceed one additional, consecutive 90-day period. Any notice of a denial of benefits should advise the Claimant of the basis for the denial, any additional material or information necessary for the Claimant to perfect his or her claim, and the steps which the Claimant must take to have his or her claim for benefits reviewed.

                  6.2 Appeals. Each Claimant whose claim for benefits has been denied may file a written request for a review of his or her claim by the Plan Administrator. The request for review must be filed by the Claimant within 60 days after he or she received the written notice denying his or her claim. The decision of the Plan Administrator will be made within 60 days after receipt of a request for review and will be communicated in writing to the Claimant. Such written notice shall set forth the basis for the Plan Administrator's decision. If there are special circumstances which require an extension of time for completing the review, the Plan Administrator's decision may be rendered not later than 120 days after receipt of a request for review.

                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

                  7.1 Amendments. The Compensation and Management Development Committee of the Board of Directors of the Company, or its delegate, has the right in its sole discretion to amend this Plan in whole or in part at any time and in any manner; provided, however, that no such amendment shall reduce the amount credited to the Account of any Participant as of the date such amendment is adopted. Any amendment shall be in writing and adopted by the Committee or an officer of the Company who is authorized by the Committee for this purpose. All Participants shall be bound by such amendment.

                  7.2 Termination of Plan. The Company expects to continue this Plan, but does not obligate itself to do so. The Company, acting by the Compensation and Management Development Committee of its Board of Directors (or its delegate), reserves the right to discontinue and terminate the Plan at any time, in whole or in part, for any reason (including a change, or an impending change, in the tax laws of the United States or any State). Termination of the Plan will be binding on all Participants (and a partial termination shall be binding upon all affected Participants), but in no event may such termination reduce the amounts credited at that time to any Participant's Account. If this Plan is terminated (in whole or in part), amounts theretofore credited to affected Participants' Accounts may either be paid in a lump sum immediately, or distributed in some other manner consistent with this Plan, as determined by the Plan Administrator in its sole discretion.

                                  ARTICLE VIII

                                  MISCELLANEOUS


                  8.1 Limitation on Participant's Rights. Participation in this Plan does not give any Participant the right to be retained in the Employer's or Company's employ (or any right or interest in this Plan or any assets of the Company or Employer other than as herein provided). The Company and Employer reserve the right to terminate the employment of any Participant without any liability for any claim against the Company or Employer under this Plan, except for a claim for payment of deferrals as provided herein.

                  8.2 Unfunded Obligation of Individual Employer. The benefits provided by this Plan are unfunded. All amounts payable under this Plan to Participants are paid from the general assets of the Participant's individual Employer. Nothing contained in this Plan requires the Company or Employer to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. Neither a Participant, Beneficiary, nor any other person shall have any property interest, legal or equitable, in any specific Employer asset. This Plan creates only a contractual obligation on the part of a Participant's individual Employer, and the Participant has the status of a general unsecured creditor of this Employer with respect to amounts of compensation deferred hereunder. Such a Participant shall not have any preference or priority over, the rights of any other unsecured general creditor of the Employer. No other Employer guarantees or shares such obligation, and no other Employer shall have any liability to the Participant or his or her Beneficiary. In the event, a Participant transfers from the employment of one Employer to another, the former Employer shall transfer the liability for deferrals made while the Participant was employed by that Employer to the new Employer (and the books of both Employers shall be adjusted appropriately).

                  8.3 Other Plans. This Plan shall not affect the right of any eligible Executive or Participant to participate in and receive benefits under and in accordance with the provisions of any other employee benefit plans which are now or hereafter maintained by any Employer, unless the terms of such other employee benefit plan or plans specifically provide otherwise or it would cause such other plan to violate a requirement for tax favored treatment.

                  8.4 Receipt or Release. Any payment to a Participant in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Plan Administrator, the Employer and the Company, and the Plan Administrator may require such Participant, as a condition precedent to such payment, to execute a receipt and release to such effect.

                  8.5 Governing Law. This Plan shall be construed, administered, and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of New York. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                  8.6 Adoption of Plan by Related Employers. The Plan Administrator may select as an Employer any division of the Company, as well as any corporation related to the Company by stock ownership, and permit or cause such division or corporation to adopt the Plan. The selection by the Plan Administrator shall govern the effective date of the adoption of the Plan by such related Employer. The requirements for Plan adoption are entirely within the discretion of the Plan Administrator and, in any case where the status of an entity as an Employer is at issue, the determination of the Plan Administrator shall be absolutely conclusive.

                  8.7 Gender, Tense, Headings and Examples. In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Headings and subheadings in this Plan are inserted for convenience of reference only and are not considered in the construction of the provisions hereof. Whenever an example is provided or the text uses the term "including" followed by a specific item or items, or there is a passage having a similar effect, such passage of the Plan shall be construed as if the phrase "without limitation" followed such example or term (or otherwise applied to such passage in a manner that avoids limitation on its breadth of application).

                  8.8 Successors and Assigns; Nonalienation of Benefits. This Plan inures to the benefit of and is binding upon the parties hereto and their successors, heirs and assigns; provided, however, that the amounts credited to the Account of a Participant are not (except as provided in Section 5.5) subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to any benefits payable hereunder, including, without limitation, any assignment or alienation in connection with a separation, divorce, child support or similar arrangement, will be null and void and not binding on the Plan or the Company or Employer. Notwithstanding the foregoing, the Plan Administrator reserves the right to make payments in accordance with a divorce decree, judgment or other court order as and when cash payments are made in accordance with the terms of this Plan from the subaccount of a Participant. Any such payment shall be charged against and reduce the Participant's Account.

                  8.9 Facility of Payment. Whenever, in the Plan Administrator's opinion, a Participant or Beneficiary entitled to receive any payment hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Plan Administrator may direct the Employer to make payments to such person or to the legal representative of such person for his or her benefit, or to apply the payment for the benefit of such person in such manner as the Plan Administrator considers advisable. Any payment in accordance with the provisions of this section shall be a complete discharge of any liability for the making of such payment to the Participant or Beneficiary under the Plan.

                  8.10 Separate Plans. This Plan document encompasses two separate plans of deferred compensation for all legal purposes (including ERISA, federal tax law, and state tax law) as set forth in subsections (a) and (b) below.

                           (a) The portion of the Plan that provides for deferrals of Base Compensation, Bonus Compensation and Performance Unit Payouts (which shall be known as the "PBG Executive Income Deferral Plan").

                           (b) The portion of the Plan that provides for deferrals of Stock Option Gains (which shall be known as the "PBG Option Gains Deferral Plan").

Together, these two separate plans of deferred compensation are referred to as the PBG Executive Income Deferral Program.



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
         The above restated Plan is hereby adopted and approved by the Company's duly authorized officer to be effective as stated herein.


          THE PEPSI BOTTLING GROUP, INC.



          Submitted by:             _________________________________
                                    Mr. David Kasiarz
                                    Vice President, Compensation & Benefits



          Consented to by:          _________________________________
                                    Ms. Pamela McGuire
                                    Senior Vice President, General Counsel
                                    & Secretary



          Executed by:              _________________________________
                                    Mr. Kevin Cox
                                    Senior Vice President & Chief
                                    Personnel Officer



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
                      PBG EXECUTIVE INCOME DEFERRAL PROGRAM

                                    APPENDIX



         The following Appendix article or articles modify or supplement the general terms of the Plan as it applies to certain executives.

         Except as specifically modified in the Appendix, the foregoing provisions of the Plan shall fully apply. In the event of a conflict between this Appendix and the foregoing provisions of the Plan, the Appendix shall govern with respect to the conflict.



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



                                    ARTICLE A

                         INITIAL PUBLIC OFFERING OF PBG

                  This Article sets forth provisions that apply in connection with the Company's initial public offering.

                  A.1 Definitions: When used in this Article, the following underlined terms shall have the meanings set forth below. Except as otherwise provided in this Article, all terms that are defined in Article II of the Plan shall have the meaning assigned to them by Article II.

                           (a) Employee Programs Agreement: The 1999 Employee Programs Agreement between PepsiCo and PBG.

                           (b) Offering Date: The "Offering Date" as that term is defined in the 1999 Separation Agreement between PepsiCo and PBG.

                           (c) PepsiCo: PepsiCo, Inc., a North Carolina
         Corporation.

                           (d) PepsiCo Group: PepsiCo and its subsidiaries and affiliates, as determined by the Plan Administrator.

                           (e) Transferred Individual: A nonterminated
         "Transferred Individual" as that term is defined in the Employee Programs Agreement. For this purpose, a Transferred Individual shall be considered "nonterminated" if he or she is actively employed by (or on a leave of absence from and expected to return to) the Company and any of its affiliates, as of the end of the day on the Offering Date.

                           (f) Transition Individuals: A "Transition Individual" as that term is defined in the Employee Programs Agreement.

                  A.2 Assumption of Benefits and Liabilities. Effective as of the beginning of the day on the Effective Date, all interests in the Prior Plan of (and Prior Plan liabilities with respect to) Transferred Individuals shall be assumed by this Plan.

                           (a) In the case of a Transferred Individual, effective as of the beginning of the day on the Effective Date, his or her Account shall be credited with the amount that stood to his or her credit under the Prior Plan immediately prior to the Effective Date. The allocation of this amount to phantom investment options under this Plan shall mirror the allocation then in effect for the Transferred Individual under



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


         the Prior Plan (except to the extent the Plan Administrator permits, and an authorized Executive makes, an investment change at a special Valuation Date offered to such Executive in connection with PBG's initial public offering).

                           (b) Any deferral election made under the Prior Plan for a Transferred Individual shall be carried over and continued under this Plan, subject to the provisions of this Plan (as interpreted by the Plan Administrator). Notwithstanding the prior sentence, following the Effective Date, to the extent permitted by the Plan Administrator, a Transferred Individual may revise any Prior Plan deferral election during the period before the deadline for making such election has been reached.

                           (c) A Transferred Individual who has made a deferral election with respect to a performance unit award payable to him under the PepsiCo Long Term Incentive Plan shall, once the deferral occurs, be credited with such deferral solely under this Plan. Any designation to have some or all of this deferral invested in the PepsiCo capital stock account under the Prior Plan shall be converted to a designation for investment in a phantom investment option under this Plan (other than the Phantom PepsiCo Stock Account) which is designated by the Plan Administrator for this purpose.

                  A.3 Special PepsiCo Stock Investment Option. As of the Effective Date, the Plan Administrator shall establish a temporary phantom investment option under the Plan, the Phantom PepsiCo Stock Account. In no event will shares of PepsiCo capital stock actually be purchased or held under this Plan, and no Participant shall have any rights as a shareholder of PepsiCo capital stock on account of an interest in the Phantom PepsiCo Stock Account.

                           (a) General Principles: the Phantom PepsiCo Stock Account shall be administered under rules that are similar to those applicable to the Phantom PBG Stock Account, but with such modifications as the Plan Administrator may apply from time to time.

                           (b) Valuation and Adjustment: A Participant's interest in the Phantom PepsiCo Stock Account is valued as of a Valuation Date by multiplying the number of phantom shares credited to his or her Account on such date by the fair market value of a share of PepsiCo capital stock on such date, and then adding the value of the Participant's dividend subaccount. If shares of PepsiCo capital stock change by reason of any stock split, stock dividend, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, complete or partial liquidation or other corporate change treated as subject to this provision by the Plan Administrator, such equitable adjustment shall be made in the number and kind of phantom shares




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


         credited to an Account or subaccount as the Plan Administrator may determine to be necessary or appropriate.

                           (c) Investment Allocations and Reallocations. No deferrals may be directed for investment in the Phantom PepsiCo Stock Account, except for a deferral of a Transferred Individual's 1999 base salary that he or she directed for investment in the Phantom PepsiCo Stock Account prior to the Effective Date. In accordance with Section 4.1(e), a Participant with an interest in the Phantom PepsiCo Stock Account may reallocate amounts from his or her Subaccounts in the Phantom PepsiCo Stock Account to other phantom investment options under the Plan that are available for this purpose. No Participant may reallocate amounts into the Phantom PepsiCo Stock Account.

                           (d) Termination of the Phantom PepsiCo Stock Account. Effective as of the end of the day on December 31, 2000, the Phantom PepsiCo Stock Account shall cease to be available under the Plan. Any amount under the Plan still standing to the credit of a Participant on such date shall automatically be reallocated to the phantom investment option or options specified for this purpose by the Plan Administrator, unless the Participant selects a different phantom investment option or options in accordance with such requirements as the Plan Administrator may apply.

                  A.4 Employment Transfers by Transition Individuals. This section shall apply to individuals who transfer between PBG and PepsiCo under circumstances that cause them to be Transition Individuals.

                           (a) Transfers to PepsiCo. If a Participant, who is a Transition Individual, is transferred to the PepsiCo Group, such transfer to the PepsiCo Group shall not be considered a Termination of Employment or other event that could trigger distribution of the Participant's interest in the Plan. In this case, the Participant's interest in the Plan (and all Plan liabilities with respect to the Participant) may be retained by the Plan, or they may be transferred to the PepsiCo Executive Income Deferral Program as determined by the Plan Administrator in its discretion. If a transfer of the Participant's interest occurs, this transfer shall constitute a complete payout of the Participant's Account for purposes of determining who is a Participant or Beneficiary under the Plan. If a transfer does not occur, for purposes of determining the distribution of such Participant's interest in the Plan, the Participant's Termination of Employment shall not be deemed to occur before his or her termination of employment with the PepsiCo Group.

                           (b) Transfers from PepsiCo. If an individual is transferred by the PepsiCo Group to an Employer under circumstances that cause him to be a Transition




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


Individual and such individual's interest in the PepsiCo Executive Income Deferral Program is transferred to this Plan, such Transition Individual shall become a Participant in this Plan. In connection with any such transfer of the individual's interest, the individual's phantom investment in PepsiCo capital stock under the PepsiCo Executive Income Deferral Program shall be carried over and replicated hereunder until December 31, 2000 (except to the extent the Plan Administrator permits, and an authorized Executive makes, an investment change at a special Valuation Date offered to such Executive in connection with the transfer). Any other phantom investment of the individual under the PepsiCo Executive Income Deferral Program may be carried over and replicated hereunder, or it may be converted to a phantom investment available under the Plan (depending upon the procedures then applied by the Plan Administrator). In determining the time of payout of a Transition Individual who has an interest transferred to this Plan, the elections of the Participant under the PepsiCo Executive Income Deferral Program shall be given effect, subject to this Plan's provisions on payouts (as interpreted by the Plan Administrator).





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